SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                         ---------------------------

                               AMENDMENT No. 2
                                      ON
                                  FORM 8-K/A


                                CURRENT REPORT
                         ----------------------------


                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):

                              December 22, 1994



                            Lasergate Systems, Inc.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


 Florida                           0-15873                   59-2543206
----------------------------      ---------                  ------------
(State or Other Jurisdiction     (Commission                (IRS Employer
  of Incorporation)                File No.)                Identification No.)


 28050 U.S. 19 North, Suite 502, Clearwater, Florida             34621
-----------------------------------------------------          --------
 (Address of Principal Executive Offices)                     (Zip Code)


                                 (813) 725-0882
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                       ----------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Pro Forma Financial Information

         (a) Audited financial statements of Delta Information Services, Inc. Auditor's report
               Balance  sheets - September  30, 1994 and 1993
               Statement of retained  earnings for the year ended  September 30,
                1994
               Statement  of income for the years ended  September  30, 1994 and
                1993
               Statement of changes in  financial  position for the years ended September 30, 1994 and 1993
               Notes to financial statements

         (b)   Pro forma financial information

               Unaudited  Interim  Condensed Pro Forma Combined Balance Sheet as
                of September 30, 1994
               Unaudited  Interim  Condensed  Pro Forma Combined  Statement   of
                Operations  for  the  nine  months  ended   September  30,  1994
               Unaudited Condensed Pro Forma  Combined  Statement  of Operations
                for the year ended December 31, 1993

Note - Interim condensed financial statements of Delta as of September 30, 1994 are not presented due to Delta's year end being September 30, 1994.

             [LETTERHEAD OF HATHERELL CAREY CHARTERED ACCOUTANTS]

Hatherell Carey                                      400 - 1151 Florence Street,
CHARTERED ACCOUNTANTS                                London, Ontario N5W 2M7
                                                     (519) 659-2340
                                                     (519) 659-2342 - FACSIMILE


                               AUDITORS' REPORT

To the Shareholders of
 Delta Information Services Inc.:

      We have audited the balance sheet of Delta Information Services Inc. as at September 30, 1993 and September 30, 1994 and the statements of retained earnings, income and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

      In our opinion, these financial statements present fairly, in all material respects the financial position of the company as at September 30, 1993 and September 30, 1994 and the results of its operations and changes in financial position for the years then ended in accordance with Canadian generally accepted accounting principles.

London, Canada                                          /s/ Hatherell Carey
December 5, 1994                                        Chartered Accountants



                        DELTA INFORMATION SERVICES INC.
                   (incorporated under the laws of Ontario)

                      BALANCE SHEET - SEPTEMBER 30, 1994
                             (In Canadian Dollars)
                                                          1994       1993
                                     ASSETS               ----       ----
CURRENT ASSETS
      Cash                                              $ 54,831   $128,003
      Income taxes recoverable                            15,738        851
      Accounts receivable                                 45,761     52,714
      Inventory                                           20,500     27,500
                                                       ---------   --------
                                                         136,830    209,068
                                                       ---------   --------
CAPITAL ASSETS (note 2)                                   24,414     30,388
                                                       ---------   --------

OTHER ASSET
      Goodwill                                                 1          1
                                                       ---------   --------
                                                        $161,245   $239,457
                                                       =========   ========
                                   LIABILITIES
CURRENT LIABILITIES
   Accounts payable and accrued liabilities            $  17,997  $  88,391
   Deferred revenue                                       31,018     33,739
                                                       ---------   --------
                                                          49,015    122,130
                                                       ---------   --------
PAYABLE TO SHAREHOLDERS, without
   fixed interest rate or due date                        30,503      5,503
                                                       ---------   --------

              TOTAL LIABILITIES                           79,518    127,633
                                                       ---------   --------
                              SHAREHOLDERS' EQUITY

STATED CAPITAL
      Authorized -
        Unlimited number of common shares
      Issued -
        182 common shares                                 60,100     60,100
RETAINED EARNINGS                                         21,627     51,724
                                                       ---------   --------
                                                          81,727    111,824
                                                       ---------   --------
                                                        $161,245   $239,457
                                                       =========   ========

                            See accompanying notes.
ON BEHALF OF THE BOARD:

---------------------
             Director


---------------------
             Director



                        DELTA INFORMATION SERVICES INC.

                              STATEMENT OF INCOME

                         YEAR ENDED SEPTEMBER 30, 1994
                             (In Canadian Dollars)

                                        1994                      1993
                              ----------------------     ---------------------
                                  $              %            $            %
                                  -              -            -            -
REVENUE
   Sales                      1,041,309        100.0     1,548,923       100.0
                              ---------        -----     ---------       -----

COST OF SALES
   Inventory-beginning of year   27,500          2.6        17,000         1.1
   Purchases                    456,304         43.8       803,198        51.9
                                -------         ----       -------        ----
                                483,804         46.4       820,198        53.0
   Inventory - end of year       20,500          1.9        27,500         1.8
                               --------        -----      --------       -----
                                463,304         44.5       792,698        51.2
                                -------         ----       -------        ----

GROSS PROFIT                    578,005         55.5       756,225        48.8
                                -------         ----       -------        ----

EXPENSES
   Salaries and employee
    benefits                    310,118         29.8       314,539        20.4
   Travel and promotion          75,356          7.2        80,140         5.2
   Sales commissions             58,895          5.7       100,226         6.5
   Telephone                     18,454          1.8        19,213         1.2
   Rent                          15,959          1.5        15,538         1.0
   Advertising                   15,111          1.5        23,955         1.6
   Consulting fees               15,093          1.4        19,270         1.2
   Professional fees             10,000          1.0         3,392          .2
   Insurance                      9,485           .9        11,523          .7
   Amortization                   8,048           .8        10,745          .7
   Office supplies                5,838           .6         3,241          .2
   Freight                        4,157           .4         6,191          .4
   Dues and subscriptions         1,608           .1         2,780          .2
   Business taxes                 1,453           .1           764          -
   Bank charges and interest      1,438           .1         3,724          .2
   Vehicle expense                1,389           .1           498          -
   Bad debt expense                 -              -        15,189         1.0
   Miscellaneous                    -              -            66          -
                                -------         ----       -------       -----
                                552,402         53.0       630,994        40.7
                                -------         ----       -------       -----

   Income Before Income Taxes    25,603          2.5       125,231         8.1

   Income taxes                   5,700           .6        24,000         1.6
                               --------         ----       -------        ----

   NET INCOME FOR THE YEAR       19,903          1.9       101,231         6.5
                               ========         ====       =======        ====

                            See accompanying notes.



                        DELTA INFORMATION SERVICES INC.

                  STATEMENT OF CHANGES IN FINANCIAL POSITION

                         YEAR ENDED SEPTEMBER 30, 1994
                             (In Canadian Dollars)

                                                            1994       1993
                                                            ----       ----
CASH PROVIDED BY (USED FOR):
      (A) OPERATIONS                                     $(46,098)  $150,335
      (B) INVESTMENTS                                      25,000     (2,499)
      (C) FINANCING                                       (52,074)   (50,000)
                                                         --------   --------
INCREASE (DECREASE) IN CASH                               (73,172)    97,836

CASH - BEGINNING OF YEAR                                  128,003     30,167
                                                         --------   --------

CASH - END OF YEAR                                       $ 54,831   $128,003
                                                         ========   ========

(A)   OPERATIONS:
   Net income for the year                               $ 19,903   $101,231
   Add charge to income not representing
     an outlay of working capital
      - Amortization                                        8,048     10,745

   Working capital provided from operations                27,951    111,976
                                                         --------   --------
   Add (deduct) cash provided by
      (used for) changes in other
      current assets and liabilities
         - Accounts receivable                              6,953   (18,996)
         - Income taxes recoverable                      (14,887)     13,548
         - Inventory                                        7,000   (10,500)
         - Accounts payable and accrued liabilities       (70,394)   28,857
         - Deferred revenue                                (2,721)   25,450
                                                         --------   --------
                                                          (74,049)   38,359
                                                         --------   --------
                                                         $(46,098) $150,335
                                                         ========    =======

(B)   INVESTMENTS:
   Increase (decrease) in
      payable to shareholders                            $ 25,000  $ (2,499)
                                                         ========   ========

(C)   FINANCING:
   Purchase of capital assets                            $ (2,074)  $  -
   Dividend paid                                          (50,000)   (50,000)
                                                         --------   --------
                                                         $(52,074)  $(50,000)
                                                         ========   ========


                            See accompanying notes.



                        DELTA INFORMATION SERVICES INC.
                        STATEMENT OF RETAINED EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1994
                             (In Canadian Dollars)


                                                            1994       1993
                                                           ------     ------
BALANCE - BEGINNING OF YEAR

  -As Previously Reported                               $ 51,724   $ 17,993

Adjustment for revised estimate
  of opening inventory                                   -           17,500
                                                        --------    -------

Balance - Beginning Of Year (Restated)                    51,724        493

Net income for the year                                   19,903    101,231
                                                        --------    -------
                                                          71,627    101,724

Dividend paid                                             50,000     50,000
                                                        --------    -------

BALANCE - END OF YEAR                                    $21,627   $ 51,724
                                                        ========    =======






                            See accompanying notes.

                        DELTA INFORMATION SERVICES INC.

                         NOTES TO FINANCIAL STATEMENTS

                         YEAR ENDED SEPTEMBER 30, 1994
                             (In Canadian Dollars)


1.  SIGNIFICANT ACCOUNTING POLICIES

    (a) Revenue Recognition

        The company recognizes revenue using the percentage of completion method. Revenues are recognized as the hardware costs are incurred and the steps to install the software system are completed.

    (b) Software Development

        Software development expenditures are charged to operations as incurred.

    (c) Inventory

        Inventory is stated at the lower of cost and net realizable value.

    (d) Capital Assets

        Capital assets are recorded at cost. Amortization is provided by the declining-balance method using the following annual rates:

                       Automotive equipment                 30%
                       Furniture and fixtures               20%

2.  CAPITAL ASSETS

                                            1994                       1993
                              -----------------------------------    -------
                                         Accumulated  Net Book      Net Book
                                  Cost  Amortization    Value         Value
                                  ----  ------------   -------       -------
    Automotive equipment       $ 29,624   $ 17,286    $ 12,338     $ 17,626
    Furniture and fixtures       34,886     22,810      12,076       12,762
                              ---------  ---------   ---------    ---------

                               $ 64,510    $40,096     $24,414      $30,388
                               ========    =======     =======      =======


                        DELTA INFORMATION SERVICES INC.
                    NOTES TO FINANCIAL STATEMENTS (CONT'D)
                         YEAR ENDED SEPTEMBER 30, 1994
                             (In Canadian Dollars)


3.   BANK SECURITY

           The company has provided a general security agreement and two of the shareholders have provided lodgement of title over their personal residence for bank operating line facilities which are not currently being used.


4.   OPERATING LEASE OBLIGATION

           The company is committed to an annual lease payment of $7,534 for 1995.

                   LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

         INTERIM UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET

                              September 30, 1994


The following unaudited condensed pro forma combined balance sheet is based on the individual interim unaudited balance sheet of Lasergate Systems, Inc. and Subsidiaries ("Lasergate") as contained in Form 10-QSB filed for the nine months ended September 30, 1994 and the audited balance sheet of Delta Information Services, Inc. ("Delta") for the year ended September 30, 1994 (converted to U.S. dollars - see Note 1), and has been prepared to reflect the acquisition of Delta by Lasergate as of September 30, 1994 after giving effect to the pro forma adjustments described in Note 2 as if the acquisition has occurred on September 30, 1994. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Lasergate 10-QSB, as recently filed, and the Delta financial statements and notes thereto, the latter included elsewhere in this Filing.

                                                                 Pro Froma
                                      Historical                (unaudited)
                             --------------------------        --------------------------
                              Lasergate          Delta         Adjustments
                             (unaudited)         Note 1          Note 2          Combined
                             -----------         ------        -----------       --------

ASSETS
Current assets:

   Cash:                     $ 65,533        $  40,860        $ (40,860)(a)       $ 65,533
                                                                500,000 (b)
                                                               (500,000)(b)
Other current assets          484,597           61,106          (61,106)(a)        484,597
                            ---------       ----------        ---------          ---------

  Total current assets        550,130          101,966         (101,966)           550,130
                            ---------       ----------        ---------          ---------


Property and equipment, net    20,166           18,193          (18,193)(a)         20,166
Investment in joint venture     3,456                                                3,456
Other assets, net             259,619
Intangible Assets                                    1               (1)(a)      1,228,976
                                                              1,200,000 (c)
                            ---------       ----------        ---------          ---------
   Total assets            $  862,347         $120,160       $1,079,840         $2,062,347
                            =========       ==========       ==========         ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY (DEFICIT)

Current liabilities        $  978,088        $  36,526        $ (36,526)(a)      $ 978,088
                            ---------       ----------        ---------           --------


  Total current liabilities   978,088           36,526          (36,526)           978,088
                            ---------       ----------        ---------           --------

Long-term liabilities       1,346,770           22,730          (22,730)(a)      1,346,770
Common stock subject to put
 options                                                        210,000 (d)        210,000

Stockholders' equity
 (deficit)                 (1,462,511)          60,904          (60,904)(a)       (477,511)
                                                                500,000 (c)
                                                                700,000 (c)
                                                               (210,000)(d)
                            ---------       ----------        ---------           --------

Total liabilities and
   stockholders' (deficit)  $ 862,347         $120,160       $1,079,840         $2,062,347
                            ==========        ========       ==========         ==========



                   LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

           NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA COMBINED
                                 BALANCE SHEET

                              September 30, 1994


NOTE 1. - FOREIGN CURRENCY TRANSLATION

The audited balance sheet of Delta as of September 30, 1994 has been converted from Canadian dollars to U.S. dollars based on the exchange rate in effect on that date.

NOTE 2. - PRO FORMA ADJUSTMENTS

Introduction
------------
On December 22, 1994, Lasergate acquired the stock of Delta for total consideration of $1.2 million. The purchase price consisted of cash of $500,000 (see (b)) and a promissory note for $700,000, convertible into 100,000 shares of Lasergate's common stock. Such promissory note was immediately converted into common stock. The value of the common stock ($7 per share) was determined by Lasergate's Board of Directors based upon the current bid/ask price as adjusted to reflect that these shares represent a large block of Lasergate's common stock, the shares are restricted as to resale, and other factors.

(a) Reflects adjustment to eliminate assets and liabilities of Delta not acquired by Lasergate, along with the balance in stockholders' equity immediately prior to the acquisition.

(b) Cash of $500,000 to fund that portion of the Delta acquisition was obtained as a result of Lasergate's public offering which closed October 25, 1994. Net proceeds from the sale of 920,000 units was $4,554,000. Only the aforementioned $500,000 has been presented as a pro forma adjustment, along with the equivalent number of shares of common stock.

(c) The purchase price of Delta was allocated based on the excess of the purchase price over the fair value of net tangible assets acquired (no tangible assets acquired). Such excess was allocated on a preliminary basis to the following components based on their individual estimated fair values:


                                                  Estimated        Amortization
                                  Allocation      useful life          Method
                                  ----------      -----------     -------------
Computer software                $  600,000      5-7 years        Straight line
Non-competition agreement            85,000        3 years        Straight line
Customer list                        75,000        3 years        Straight line
Customer support contracts           50,000        1 year         Straight line
Goodwill                            390,000       15 years        Straight line
                                  ---------
                                 $1,200,000
                                  =========

                   LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

                NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA
                            COMBINED BALANCE SHEET

                              September 30, 1994


(d) In connection with the acquisition, the sellers were granted a put option to sell to the Company up to 10,000 shares of the Company's common stock at $7 per share each year for the next three years. The put option has an aggregate value of $210,000 and represents the amount the Company would be required to pay if all the put options were exercised.

(e) Delta is a corporation organized under the laws of Ontario, Canada. For Canadian income tax purposes, the acquisition is treated as a taxable purchase of Delta stock which results in a carryover basis in its assets and liabilities. Accordingly, the potential tax benefits associated with the allocation of the purchase price discussed in Note 2(c) will not be realized for Canadian income tax purposes.

      Management's tentative assessment of the tax posture of the transaction is that the difference between financial reporting and Canadian tax bases of the assets and liabilities is permanent in nature. Accordingly, no deferred taxes have been provided.

      For U.S. income tax purposes, Lasergate will elect under Internal Revenue Code Sec.338 to treat the transaction as a deemed purchase of assets for an amount equal to their fair market value. This will result in a step-up of the assets and liabilities of Delta to fair market value. After the step-up under Sec.338, no difference between financial reporting and U.S. income tax bases of the assets and liabilities will exist.

      At September 30, 1994 Lasergate has a net operating loss (NOL) carryforward of approximately $5,000,000 for U.S. income tax purposes. A deferred tax benefit has been determined based on the difference between the financial reporting and tax bases of assets and liabilities as measured by the enacted tax rate which will be in effect when these differences are realized. Neither Lasergate nor Delta can reasonably predict when they can utilize the NOL carryforward and, therefore, an equivalent valuation allowance has been recognized against the deferred tax benefit (i.e., no income tax asset or liability presented).

                   LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

                    INTERIM UNAUDITED CONDENSED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                     Nine months ended September 30, 1994



The following unaudited condensed combined pro forma statement of operations is based on the individual unaudited statement of operations of Lasergate Systems, Inc. and Subsidiaries ("Lasergate") as contained in Form 10-QSB for the nine months ended September 30, 1994 and the audited statement of income of Delta Information Services, Inc. ("Delta") for the year ended September 30, 1994 (converted to U.S. dollars - see Note 1 and conformed to Lasergate's accounting period - see Note 2), after giving effect to the pro forma adjustments described in Note 3 as if the acquisition had occurred on January 1, 1993. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Lasergate 10-QSB and Delta financial statements and notes thereto, the latter included elsewhere in this Filing.


                                      Historical                      Pro Forma (Unaudited)
                     ---------------------------------------------    --------------------
                                            Conforming
                    Lasergate     Delta    Adjustments   Delta,    Adjustments
                    (unaudited)   Note 1      Note 2    as Conformed  Note 3     Combined
                     ---------   ------      --------   ------------  -------    --------

Revenues            $  865,499    $778,274   $(499,836) $  278,438              $  1,143,937

Cost of goods sold     401,317     346,273    (200,973)    145,300                   546,617
                    ----------  ----------     -------     -------              ------------

Gross profit           464,182     432,001    (298,863)    133,138                   597,320

Seller, general and                                                  110,300 (a)
   administrative                                                   (179,841)(b)
                     1,208,396     412,865    (118,848)    294,017   187,000 (c)   1,619,872
                    ----------  ----------     -------     -------  --------    ------------
Operating income
 (loss)               (744,214)     19,136    (180,015)   (160,879) (117,459)     (1,022,552)

Other expense
     Interest expense   68,170           -          -           -         -           68,170
                    ----------  ----------     -------     -------   -------    ------------

Income (loss) before
   taxes              (812,384)      19,136    (180,015)  (160,879) (117,459)     (1,090,722)

Income taxes(benefit)       -        4,260     (37,282)   (33,022)  33,022(d)(1)         -
                    ----------  ----------     -------    -------    -------    ------------

Net income (loss)   $ (812,384)    $ 14,876   $(142,733) $(127,857)$(150,481)    $(1,090,722)
                    ==========  ===========    ========    =======   =======    ============

Loss per common
 share                $   (.73)                                                     $   (.84)
                    ==========                                                  ============

Weighted average
 common shares
 outstanding
 (Note 4)            1,107,248                                       190,909       1,298,157
                    ==========                                       =======    ============


                   LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

            NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS

                              September 30, 1994



NOTE 1. - Reflects Delta statement of income converted from Canadian dollars to U.S. dollars based on the average exchange rate for the period. It should be noted that there are no significant adjustments between Canadian generally accepted accounting principles (GAAP) and U. S. GAAP. Accordingly, no adjustments are necessary.

NOTE 2. - Reflects adjustments necessary to conform the Delta statement of income for the year ended September 30, 1994 to Lasergate's accounting period (nine months ended September 30, 1994). These adjustments have been derived from unaudited financial information for Delta.

NOTE 3. - Reflects adjustments for the consummation of the acquisition as if it had occurred at January 1, 1993, as follows:

          (a)Consulting agreements entered into between Lasergate and two (2) former Delta employees.
          (b)Reduction in Delta expenses, which would not have been incurred subsequent to the acquisition due to the elimination of duplicate and/or redundant costs as follows:

                Salaries and benefits (i)                          $161,000
                Consulting expense                                    9,749
                Rent                                                  9,092
                                                                   --------
                                                                   $179,841
                                                                   ========

                (a)No personnel  were  transferred  over except these two former employees who entered into consulting agreements at (a).

          (c)Incremental amortization based upon the preliminary allocation of the total purchase price and amortization periods as follows:

                                                                Preliminary
                                               Estimated        Incremental
                              Allocation      useful life       Amortization
                              ----------      -----------       ------------
Computer software              $  600,000      5-7 years             $ 90,000
Non-competition agreement          85,000        3 years               21,250
Customer list                      75,000        3 years               18,750
Customer support contracts         50,000        1 year                37,500
Goodwill                          390,000       15 years               19,500
                                ---------                             -------
                               $1,200,000                            $187,000
                                =========                             =======


                   LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

            NOTES TO INTERIM UNAUDITED CONDENSED PRO FORMA COMBINED
                      STATEMENT OF OPERATIONS - Continued

                              September 30, 1994



(d)1. Reflects adjustment necessary for presentation of combined statement of operations. There is no income tax expense or benefit on a combined basis (see Note 3 (d)(2)).

(d)2. Delta is a corporation organized under the laws of Ontario, Canada. For Canadian income tax purposes, the acquisition is treated as a taxable purchase of Delta stock which results in a carryover basis in its assets and liabilities. Accordingly, the potential tax benefits associated with the allocation of the purchase price discussed in Note 2(c) will not be realized for Canadian income tax purposes.

      Management's tentative assessment of the tax posture of the transaction is that the difference between financial reporting and Canadian tax bases of the assets and liabilities is permanent in nature. Accordingly, no deferred taxes have been provided.

      For U.S. income tax purposes, Lasergate will elect under Internal Revenue Code Sec. 338 to treat the transaction as a deemed purchase of assets for an amount equal to their fair market value. This will result in a step-up of the assets and liabilities of Delta to fair market value. After the step-up under Sec.338, no difference between financial reporting and U.S. income tax bases of the assets and liabilities will exist.

      At September 30, 1994, Lasergate has a net operating loss (NOL) carryforward of approximately $5,000,000 for U.S. income tax purposes. A deferred tax benefit has been determined based on the difference between the financial reporting and tax bases of assets and liabilities as measured by the enacted tax rate which will be in effect when these differences are realized. Neither Lasergate nor Delta can reasonably predict when they can utilize the NOL carryforward and, therefore, an equivalent valuation allowance has been recognized against the deferred tax benefit (i.e., no income tax provision presented).

NOTE 4. - Lasergate's public offering, which closed October 25, 1994, for the sale of 920,000 units (each consisting of one share of common stock and two warrants, each to purchase one share of common stock) has been reflected in the computation of weighted average shares outstanding to the extent of the $500,000 of cash utilized in the acquisition of Delta ($500,000 cash / $5.50 per unit offering price equals 90,909 shares accounted for as being issued and outstanding as of the beginning of the period). The computation of weighted average shares outstanding also reflects the 100,000 shares issued in connection with the Delta acquisition as being issued and outstanding as of the beginning of the period.

                   LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

        UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         Year ended December 31, 1993



The following unaudited condensed combined pro forma statement of operations is based on the individual audited statement of operations of Lasergate Systems, Inc. and Subsidiaries ("Lasergate") as contained in Form 10-KSB for the year ended December 31, 1993 and the audited income statement of Delta Information Services, Inc. ("Delta") for the year ended September 30, 1993 (converted to U.S. dollars - see Note 1 and conformed to Lasergate's accounting period - see
Note 2), after giving effect to the pro forma adjustments described in Note 3 as if the acquisition had occurred on January 1, 1993. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Lasergate 10-KSB and Delta financial statements and notes thereto, the latter included elsewhere in this Filing.


                                      Historical                      Pro Forma (Unaudited)
                    -------------------------------------------       --------------------
                                            Conforming
                    Lasergate     Delta    Adjustments   Delta,    Adjustments
                    (unaudited)  Note 1       Note 2    as Conformed  Note 3     Combined
                     ---------   ------      --------   ------------  -------    --------

Revenues            $ 1,557,819 $1,171,760    $(22,162) $1,149,598              $ 2,707,417

Cost of goods sold    1,226,144    599,676      (5,712)    593,964                1,820,108
                    ----------- ----------  -----------    -------              -----------

Gross profit            331,675    572,084     (16,450)    555,634                  887,309

Seller, general and                                                  145,400 (a)
   administrative                                                   (299,591)(b)
                     2,037,067     477,347      11,582)    488,929   249,333 (c)  2,621,138
                    ----------- ----------  -----------    -------   --------   -----------
Operating income
 (loss)             (1,705,392)     94,737     (28,032)     66,705  (95,142)    (1,733,829)

Other expense
 Interest expense       47,580          -           -           -         -          47,580
                    ----------- ----------  -----------    -------   --------   -----------


Income (loss) before
 income taxes        (1,752,972)    94,737     (28,032)     66,705   (95,142)   (1,781,409)

Income taxes
 (benefit)                   -      18,156      (2,720)    (15,436)  (15,436)(d)(1)      -
                    ----------- ----------  -----------    -------   --------   -----------

Net income (loss)   $(1,752,972)   $76,581    $(25,312)   $(51,269)  $(79,706)  $(1,781,409)
                    =========== ==========  ==========     =======   =========  ===========


Loss per common
 share              $    (4.69)                                                 $      (3.16)
                    ==========                                                  ============


Weighted average
 common shares
 outstanding (Note 4)  373,655                                          190,909      564,564
                       =======                                          ======= ============

                   LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

                NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS

                               December 31, 1993



NOTE 1. - Reflects Delta statement of income converted from Canadian dollars to U.S. dollars based on the average exchange rate for the period.

NOTE 2. - Reflects adjustments necessary to conform the Delta statement of income for the year ended September 30, 1993 to Lasergate's accounting period (year ended December 31, 1993). These adjustments have been derived from unaudited financial information for Delta.

NOTE 3. - Reflects adjustments for the consummation of the acquisition as if it had occurred at January 1, 1993, as follows:

          (a)Consulting agreements entered into between Lasergate and two (2) former Delta employees.
          (b)Reduction in Delta selling, general and administrative expenses which would not have been incurred subsequent to the acquisition due to the elimination of duplicate and/or redundant costs.
          (c)Incremental amortization based upon the preliminary allocation of the total purchase price and amortization periods as follows:


                                                                 Preliminary
                                                Estimated        Incremental
                              Allocation       useful life       Amortization
                              ----------       -----------       ------------
Computer software              $  600,000       5-7 years             $120,000
Non-competition agreement          85,000         3 years               28,333
Customer list                      75,000         3 years               25,000
Customer support contracts         50,000         1 year                50,000
Goodwill                          390,000        15 years               26,000
                              -----------                           ----------
                               $1,200,000                             $249,333
                                =========                              =======


      (d)1. Reflects adjustment necessary for combined statement of operations presentation. There is no income tax expense or benefit on a combined basis (see Note 3 d(2)).

                   LASERGATE SYSTEMS, INC. AND SUBSIDIARIES

                NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED
                      STATEMENT OF OPERATIONS - Continued

                               December 31, 1993


(d)2. Delta is a corporation organized under the laws of Ontario, Canada. For Canadian income tax purposes, the acquisition is treated as a taxable purchase of Delta stock which results in a carryover basis in its assets and liabilities. Accordingly, the potential tax benefits associated with the allocation of the purchase price discussed in Note 2(c) will not be realized for Canadian income tax purposes.

      Management's tentative assessment of the tax posture of the transaction is that the difference between financial reporting and Canadian tax bases of the assets and liabilities is permanent in nature. Accordingly, no deferred taxes have been provided.

      For U.S. income tax purposes, Lasergate will elect under Internal Revenue Code Sec. 338 to treat the transaction as a deemed purchase of assets for an amount equal to their fair market value. This will result in a step-up of the assets and liabilities of Delta to fair market value. After the step-up under Sec.338, no difference between financial reporting and U.S. income tax bases of the assets and liabilities will exist.

      At December 31, 1993, Lasergate has a net operating loss (NOL) carryforward of approximately $4,100,000 for U.S. income tax purposes. A deferred tax benefit has been determined based on the difference between the financial reporting and tax bases of assets and liabilities as measured by the enacted tax rate which will be in effect when these differences are realized. Neither Lasergate nor Delta can reasonably predict when they can utilize the NOL carryforward and, therefore, an equivalent valuation allowance has been recognized against the deferred tax benefit (i.e., no income tax provision presented).

NOTE 4. - Lasergate's public offering, which closed October 25, 1994, for the sale of 920,000 units (each consisting of one share of common stock and two warrants, each to purchase one share of common stock) has been reflected in the computation of weighted average shares outstanding to the extent of the $500,000 of cash utilized in the acquisition of Delta ($500,000 cash / $5.50 per unit offering price equals 90,909 shares accounted for as being issued and outstanding as of the beginning of the period). The computation of weighted average shares outstanding also reflects the 100,000 shares issued in connection with the Delta acquisition as being issued and outstanding as of the beginning of the period.

      (c) Exhibits

           Exhibit
           Number      Description
           ------     --------------
           2.1* Stock Purchase Agreement by and among 1103065 Ontario Inc., Delta Information Services, Inc., James Potter, Marion Audrey Potter and Derek Betty dated December 12, 1994

           2.2* Closing Escrow Agreement by and among 1103065 Ontario Inc., Delta Information Services, Inc., James Potter, Marion Audrey Potter, Derek Betty and the Registrant dated December 12, 1994

          10.1* Registration Rights and Put Agreement by and among James Potter, Marion Audrey Potter, Derek Betty and the Registrant dated December 12, 1994

          10.2* Consulting Agreement between James Potter, 1103065 Ontario Inc. and the Registrant dated December 12, 1994








-------------------------

*Previously filed.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     LASERGATE SYSTEMS, INC.


Dated: November 16, 1995             By:    /s/ Jacqueline E. Soechtig
                                           ----------------------------
                                           Jacqueline E. Soechtig
                                           President and Chief Executive Officer

/TEXT>